SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549




                                                      FORM 8

                                        AMENDMENT TO APPLICATION OR REPORT
                                   Filed pursuant to Section 12, 13 or 15(d) of
                                       THE SECURITIES EXCHANGE ACT OF 1934





                                           ACTRADE INTERNATIONAL, LTD.
                             (Exact name of Registrant as specified in charter)



                                                 Amendment No. 1

The  undersigned   Registrant  hereby  amends  the  following  items,  financial statements, exhibits or other portions of its Annual Report for Fiscal Year Ended June 30, 1996 on Form 10-KSB as set forth in the pages attached hereto:

         The Section entitled "ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS, II. Revenue Segment
         Information:  Actrade  Capital,  Inc.  and The Trade  Acceptance  Draft
         Program" to correct the amount stated therein for general and administrative expense from $895,124, as erroneously reported in the 10-KSB filed, to $274,265, being the actual amount of general and administrative expense for Actrade Capital, Inc. Also, the effect of such expense is being corrected to properly report that this amount represented a decrease in general and administrative expense of approximately 16%, rather than an increase of over 272% as previously reported. A new, revised page 13 of Registrants annual report on Form 10-KSB is filed herewith to reflect said corrections

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereto duly authorized.

SEC File No.  0-18711


                                                    ACTRADE INTERNATIONAL, LTD.


Dated: August 30, 1996                           By:/s/Amos Aharoni___________
                                                    Amos Aharoni,
                                                    Chief Executive Officer


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Actrade Capital, Inc. and The Trade Acceptance Draft Program.

Following a complete revision of the operating plan for Capital in late fiscal 1993, management developed new trade financing programs intended to be marketed to domestic companies in the United States. Although a departure from the Company's core business of international trade, management believed that a strong demand for new, innovative trade financing methods exists among small to medium sized American companies. In late fiscal 1993, Capital offered its first financial program to assist companies in the management and collection of small open accounts receivable The TAD Program.

During fiscal 1994, the first full year of operations for the TAD Program, although still in its development stage, Capital generated gross revenues of $927,757, as compared to $247,809 during fiscal 1993. During fiscal 1994 the Company incurred general and administrative expenses directly attributable to Capital's operations of $180,469 resulting in a loss from Capital's operations, before interest income and expenses, of $76,649. After interest income of $28,956, and interest expense of $1,918, and provision for taxes of $779, the net loss from operations for Capital during fiscal 1994 was $50,390. Although showing a modest loss, Capital's operating results for fiscal 1994 exceeded management's expectations.

During fiscal 1995, management decided to implement an aggressive new marketing plan for the TAD Program, principally in response to the perceived need to educate potential participants in the Program about how trade acceptances work and how they could benefit from the TAD Program. Additionally, management decided to offer more conventional receivables management services, such as factoring, to TAD Program participants to help them with the transition to the use of trade acceptances.

As a result, during fiscal 1995, Capital generated total gross revenues of $3,703,493, almost 300% higher than in fiscal 1994. Direct general and administrative expenses for Capital totaled $120,175 during fiscal 1995 and, had management not elected to make a year-end allocation of indirect general and administrative over-head costs, net income before taxes would have been approximately $215,153. However, due the year-end allocation to Capital of a share of the Company's indirect general and administrative costs in the amount of $208,000, Capital reflected net pre-tax income of only $7,153. Management had elected to make a similar allocation of indirect general and administrative expenses on a quarterly basis during fiscal 1996 in order to avoid any interim distortion of earnings by Capital.

During fiscal 1996, Capital generated gross revenues of $7,993,932, almost 116% higher than fiscal 1995, with direct general and administrative expenses of $274,265, an decrease of over 16% from fiscal 1995 (as adjusted to include the 1995 year-end allocation). For the fiscal year ended June 30, 1996, Capital operations reflected a gross profit of $526,386, with net pre-tax income of $106,377, an increase of more than 1,387% from fiscal 1995.



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